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                                                                     Exhibit 2.2
                                                                     -----------


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Amendment") is made as of November 6, 2000, by and among SonicWall, Inc., a California corporation ("SonicWall"), Pluto Acquisition Corporation, a Utah corporation and a wholly-owned subsidiary of SonicWall ("Merger Sub"), Phobos Corporation, a Utah corporation ("Phobos"), and GMS Capital Partners, L.P., a Delaware Limited Partnership, as "Stockholders' Representative."

                                   RECITALS

          WHEREAS, SonicWall, Merger Sub, Phobos and Stockholders' Representative entered into that certain Agreement and Plan of Merger and Reorganization dated October 16, 2000 (the "Merger Agreement"); and

          WHEREAS, SonicWall, Merger Sub, Phobos and Stockholders' Representative desire to amend the Merger Agreement as provided below.

          NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

          1. Section 1.01 of the Merger Agreement be, and it hereby is, amended and restated in full as follows:

                    "The Merger.  Upon the terms and subject to the conditions
                     ----------
          set forth in Article VII, and in accordance with the URBCA, at the Effective Time (as defined in Section 1.02), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, the Merger Sub shall continue as the Surviving Corporation (the "Surviving Corporation") and the terms of this Agreement shall be adjusted accordingly."

          2. Section 2.02(a) of the Merger Agreement be, and it hereby is, amended and restated in full as follows:

                    "Aggregate Contingent Deferred Merger Consideration of up to $20,000,000 in cash will be distributed to holders of Company Common Stock and warrants to purchase Company Common Stock as of the date of the Closing upon achievement of quarterly revenue targets in accordance with Schedule 2.02(a) hereto; provided, however, that
                                                   -----------------
          Parent, Merger Sub and the Company agree that any contingencies with respect to such Contingent Deferred Merger Consideration shall be waived and the maximum amount of Contingent Deferred

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          Merger Consideration shall be immediately payable to such holders of
          Company Common Stock upon a Change of Control Event (as defined in
          Section 2.02(c) below) following the Closing.

          3. Section 2.02(c)(iii) of the Merger Agreement be, and it hereby is, amended and restated in full as follows:

                    "`Pro Rata Contingent Distribution' Equals (x) the amount of
                      ---------------------------------
          Contingent Deferred Merger Consideration divided by (y) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus the number of shares of Company Stock issuable upon exercise of warrants to purchase Company Stock issued and outstanding immediately prior to the Effective Time."

          4. Section 7.02(s) of the Merger Agreement be, and it hereby is, amended and restated in full as follows:

                    "Intentionally Omitted."

          5. Schedule 6.04(b) of the Merger Agreement be, and it hereby is, amended and restated in full as follows:

                    "Ron Heinz
                    Gary Challburg
                    Paul Williams
                    David Pascoe
                    Greg Hudson
                    Wes Swenson
                    Clay Epstein
                    Bruce Allred
                    Dave Barnes
                    Chris Hull
                    Rizwan Mallal
                    Trung Vu
                    Dan Reading
                    Don Schaeffer."

          6.  Miscellaneous.
              -------------

               (a)  No Other Modification.  Except as expressly provided herein,
                    ---------------------
this Agreement does not in any way change, modify or delete any of the provisions of the Merger Agreement, and all such provisions shall remain in full force and effect.

               (b)  Governing Law.  This Amendment shall be governed by and
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construed under the laws of the State of California.

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               (c)  Counterparts.  This Amendment may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                SONICWALL, INC


                                By: /s/ Sreekanth Ravi
                                   ------------------------------------------
                                    Sreekanth Ravi,
                                    President and Chief Executive Officer

                                PLUTO ACQUISITION CORPORATION



                                By: /s/ Michael Sheridan
                                   ------------------------------------------
                                    Michael Sheridan
                                    President and Chief Executive Officer

                                PHOBOS CORPORATION



                                By: /s/ Ron Heinz
                                   ------------------------------------------
                                    Ron Heinz,
                                    President and Chief Executive Officer

                                GMS CAPITAL PARTNERS, L.P., as Stockholders'
                                Representative

                                By: /s/ Joachim Gfoeller, Jr.
                                   ------------------------------------------
                                Print Name:  Joachim Gfoeller, Jr.

                                Title:_______________________________________

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